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                                                                    Exhibit 10.3

                            STOCK PURCHASE AGREEMENT

     This Agreement is made as of this 13th day of November, 1998, by and between the NINA MASON PULLIAM CHARITABLE TRUST, an Indiana trust (the "Trust"), and CENTRAL NEWSPAPERS, INC., an Indiana corporation (the "Company").

                                    RECITALS

     A. The Trust holds shares of the Class A and Class B common stock of the Company (the "Shares").

     B. The Company desires to purchase from the Trust and the Trust desires to sell to the Company the equivalent of One Million Five Hundred Thousand (1,500,000) shares of Class A Common Stock from the Shares (the "Redeemed Shares").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and subject to and upon the terms and conditions hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I
                          PURCHASE OF REDEEMED SHARES

     1.1. This transaction may be completed through one or more closings in increments of 500,000 shares each, however, all such closings must be completed within thirty (30) days of the date hereof. On each date agreed upon by the Trust and the Company as a closing date of this transaction (each such date hereinafter referred to as a "Closing Date"), the Trust will deliver to the Company, at the Company's offices in Indianapolis, Indiana, the certificate or certificates representing the portion of the Redeemed Shares to be purchased at such closing, a stock power duly executed in blank and such other instruments as the Company shall deem necessary to transfer ownership of such shares to the Company. At each such closing, the Company will deliver to the Trust a certified or cashiers check or wire funds transfer in an amount equal to the portion of the Purchase Price (as hereinafter defined) to be paid at such closing. The aggregate purchase price for the Redeemed Shares is One Hundred Million Five Hundred Thousand Dollars ($100,500,000) or $67 per Redeemed Share, plus interest on such amount as is unpaid from time to time at the rate of five percent (5%) per annum from the date hereof through the Closing Date, calculated on the basis of a 365 day year (the "Purchase Price").

    1.2. The Company represents and warrants as follows:

         (a) This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution and performance of this Agreement by the Company will not result in any violation of or be in conflict

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     with or constitute a default under any contract, agreement, instrument, judgment, decree or other indenture to which the Company is a party or by which the Company otherwise is bound; and

(b) No person, corporation or other entity has, nor as a result of the transactions contemplated hereby will have, any right, interest, or valid claim against the Trust, the Company or any other person, for any commission, fee or other compensation as a finder or broker or in any similar capacity arising out of any action taken by the Company.


                                   ARTICLE II
                   REPRESENTATIONS AND COVENANTS OF THE TRUST

The Trust hereby represents and warrants as follows as of each Closing Date:

(a) The Trust will be the sole owner of the Redeemed Shares, and that each of the Redeemed Shares will be free and clear of liens, encumbrances, claims of others and transfer restrictions of any kind with the exception of any restrictive legend placed on the certificate(s);

(b) The Trust has full power and authority to sell the Redeemed Shares to the Company in accordance with the provisions hereof;

(c) This Agreement is the valid and binding obligation of the Trust enforceable in accordance with its terms, and the execution and performance of this Agreement by the Trust will not result in any violation of or be in conflict with or constitute a default under any contract, agreement, instrument, judgment, decree or other indenture to which the Trust is a party or by which the Trust otherwise is bound;

(d) No person, corporation or other entity has, nor as a result of the transactions contemplated hereby will have, any right, interest, or valid claim against the Trust, the Company or any other person, for any commission, fee or other compensation as a finder or broker or in any similar capacity arising out of any action taken by the Trust; and

(e) The Trust has had access to all information it desires concerning the Company and its subsidiaries and operations, and has had the opportunity to ask such questions of officers of the Company as the Trust has deemed necessary or appropriate in order to enable the Trust to determine whether to authorize the sale of the Redeemed Shares on the terms herein specified. The Trust has reviewed all information it deems material to making its decision to sell the Redeemed Shares hereunder.


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                                  ARTICLE III
                              CONDITIONS PRECEDENT

     All obligations of the parties under this Agreement are subject to the arrangement of financing for the transaction on terms and conditions acceptable to the Company.


                                   ARTICLE IV
                                    GENERAL

     4.1. This transaction results from the Company exercising its option under that certain Standstill and Option Agreement dated September 21, 1998 by and between the Company and the Trust (the "Option Agreement"). The Option Agreement and this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior understandings and agreements concerning the subject matter hereof. This Agreement may only be modified or amended in writing.

     4.2. This Agreement shall be governed and construed in all respects under the laws of the State of Indiana.

     4.3. This Agreement may be executed in counterparts, each one of which shall constitute one and the same Agreement and each one of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                CENTRAL NEWSPAPERS, INC.

                                By: /s/ Eric S. Tooker
                                    --------------------------------------------
                                    Eric S. Tooker, Vice President and Secretary



                                THE NINA MASON PULLIAM CHARITABLE TRUST

                                By: /s/ Frank E. Russell
                                    --------------------------------------------
                                Printed: Frank E. Russell
                                         ---------------------------------------
                                Title:   Trustee
                                       -----------------------------------------


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